PROSPECTUS Dated                                       Pricing Supplement No. 35
January 17, 2006                                       December 18, 2006



                              U.S. $18,000,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                            FORD MOTOR CREDIT COMPANY         No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period            Tier One Notes        Tier Two Notes         Tier Three Notes
Beginning         Under $15,000         $15,000-$50,000          Over $50,000
----------        --------------        ---------------        ----------------
12/18/2006             5.76%                 5.91%                  6.06%